                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported) June 28, 2000

                          Citadel Broadcasting Company
           ----------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                     Nevada
           ----------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

                   333-36771                             86-0703641
           ------------------------              ---------------------------
           (Commission File Number)           (IRS Employer Identification No.)

          City Center West, Suite 400
         7201 West Lake Mead Boulevard
               Las Vegas, Nevada                               89128
   ----------------------------------------           ----------------------
   (Address of Principal Executive Offices)                 (Zip Code)

                                 (702) 804-5200
               --------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

         This report includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based largely on current expectations and projections about future events and financial trends affecting Citadel Broadcasting Company's business.
The words "believes," "expects" and "intends" and similar words are intended to identify forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. The forward-looking statements in this report are subject to risks, uncertainties and assumptions including, among other things:

o        the realization of Citadel Broadcasting's business strategy,

o general economic and business conditions, both nationally and in Citadel Broadcasting's radio markets,

o Citadel Broadcasting's expectations and estimates concerning future financial performance, financing plans and the impact of competition,

o        anticipated trends in Citadel Broadcasting's industry, and

o the impact of current or pending legislation and regulation and antitrust considerations.

In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this report might not transpire. Citadel Broadcasting undertakes no obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On June 28, 2000, Citadel Broadcasting Company completed its acquisition of all of the issued and outstanding Capital Stock of Bloomington Broadcasting Holdings, Inc. from the stockholders of Bloomington Broadcasting Holdings. Bloomington Broadcasting Holdings owned and operated three FM radio stations and one AM radio station serving the Grand Rapids, Michigan market, three FM radio stations and one AM radio station serving the Columbia, South Carolina market, three FM radio stations and one AM radio station serving the Chattanooga, Tennessee market, two FM and three AM radio stations serving the Johnson City/Kingsport/Bristol, Tennessee market and two FM radio stations and one AM radio station serving the Bloomington, Illinois market. The aggregate purchase price was approximately $175.9 million in cash, which amount includes the repayment of indebtedness of Bloomington Broadcasting Holdings and a deferred obligation relating to a recent radio station purchase by Bloomington Broadcasting Holdings. The purchase price was paid with the remaining proceeds from Citadel Broadcasting's parent's, Citadel Communications Corporation, February 2000 public offering of shares of its common stock and amounts borrowed under Citadel Broadcasting's credit facility with Credit Suisse First Boston, as Lead Arranger, Administrative Agent and Collateral Agent; FINOVA Capital Corporation, as Syndication Agent; First Union National Bank and Fleet National Bank, as Documentation Agents; and Credit Suisse First Boston, Bank of America, N.A., Bank of Montreal, The Bank of New York, Bank of Nova Scotia, The Chase Manhattan Bank, Credit Industrial et Commercial, FINOVA

Capital Corporation, First Union National Bank, Fleet National Bank, The Industrial Bank of Japan, Limited, Webster Bank, Michigan National Bank, Natexis Banque Populaires (formerly known as Natexis Banque BFCE), US Bank National Association, ING (U.S.) Capital LLC, The Fuji Bank, Limited, Dai-Ichi Kangyo Bank Ltd., First Hawaiian Bank, General Electric Capital Corporation, Suntrust Bank, Inc., Cooperative Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch, Summit Bank, Royal Bank of Canada, and National City Bank, as lenders.

         Immediately following the acquisition, Bloomington Broadcasting Holdings was merged with and into Citadel Broadcasting. Citadel Broadcasting intends to operate the radio stations acquired.

         Certain financial information of Bloomington Broadcasting Holdings, Inc. and Subsidiaries and pro forma financial information of Citadel Broadcasting Company is included in Item 7 of this report.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements. The following financial statements of Bloomington Broadcasting Holdings, Inc. and Subsidiaries are included in this report:

         Independent Auditors' Report

         Consolidated Balance Sheet as of December 31, 1999

         Consolidated Statement of Income for the year ended December 31, 1999

         Consolidated Statement of Stockholders' Equity for the year ended December 31, 1999

         Consolidated Statement of Cash Flows for the year ended December 31,
         1999

         Notes to Consolidated Financial Statements

         Consolidated Balance Sheet as of March 31, 2000 (unaudited)

         Consolidated Statements of Operations for the three month periods ended March 31, 2000 and 1999 (unaudited)

         Consolidated Statement of Stockholders' Equity for the three month period ended March 31, 2000 (unaudited)

         Consolidated Statements of Cash Flows for the three month periods ended March 31, 2000 and 1999 (unaudited)

         Notes to Condensed Consolidated Financial Statements (unaudited)

(b) Pro Forma Financial Information. The following pro forma financial information of Citadel Broadcasting Company is included herein:

         Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2000

         Unaudited Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 2000

         Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1999

(c)      Exhibits. The following exhibits are filed as part of this report:

2.1 Stock Purchase Agreement dated January 23, 2000 by and among Bloomington Broadcasting Holdings, Inc., the stockholders of Bloomington Broadcasting Holdings, Inc. and Citadel Broadcasting Company (incorporated by reference to Exhibit 2.7 to Citadel Communications Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1999).

23.1     Consent of Dunbar, Breitweiser & Company, LLP.

            BLOOMINGTON BROADCASTING HOLDINGS, INC. AND SUBSIDIARIES

                          CONSOLIDATED FINANCIAL REPORT

                                DECEMBER 31, 1999

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors
Bloomington Broadcasting Holdings, Inc.
Bloomington, Illinois


We have audited the accompanying consolidated balance sheet of Bloomington Broadcasting Holdings, Inc. and subsidiaries as of December 31, 1999, and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Bloomington Broadcasting Holdings, Inc. and subsidiaries as of December 31, 1999, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.



                                         /s/ DUNBAR, BREITWEISER & COMPANY LLP


Bloomington, Illinois
February 18, 2000

            BLOOMINGTON BROADCASTING HOLDINGS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                                December 31, 1999


                                                                                              1999
                                                                                          -----------
                                     ASSETS

CURRENT ASSETS
   Cash and cash equivalents                                                              $   947,969
   Accounts receivable, less allowance for doubtful accounts, $153,485                      5,236,922
   Other receivables                                                                           29,082
   Prepaid expenses                                                                           161,645
   Refundable income taxes                                                                      9,800
   Deferred income taxes                                                                      214,000
                                                                                          -----------

             Total current assets                                                         $ 6,599,418
                                                                                          -----------


INVESTMENTS AND OTHER ASSETS
   Prepaid expenses                                                                       $    20,833
   Cash value of life insurance                                                                52,743
   Deferred compensation trust accounts                                                       579,904
   Deferred income taxes                                                                      292,000
                                                                                          -----------
                                                                                          $   945,480
                                                                                          -----------


PROPERTY AND EQUIPMENT
   Land                                                                                   $   756,458
   Land improvements                                                                           31,104
   Buildings and improvements                                                               2,882,952
   Technical and other equipment                                                            9,667,909
   Furniture and fixtures                                                                   1,376,027
   Vehicles                                                                                   649,651
                                                                                          -----------
                                                                                          $15,364,101
   Less accumulated depreciation                                                           10,665,102
                                                                                          -----------
                                                                                          $ 4,698,999
                                                                                          -----------


INTANGIBLES, at amortized cost                                                            $59,113,105
                                                                                          -----------

                                                                                          $71,357,002
                                                                                          ===========
                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Current maturities of long-term debt                                                  $  2,200,000
   Accounts payable                                                                         1,235,726
   Accrued expenses                                                                         1,811,797
   Income taxes payable                                                                        39,100
                                                                                         ------------

             Total current liabilities                                                   $  5,286,623
                                                                                         ------------


LONG-TERM DEBT, less current maturities
   Notes payable, bank                                                                   $ 41,000,000
   Notes payable, stockholders                                                             18,593,230
                                                                                         ------------
                                                                                         $ 59,593,230
                                                                                         ------------

DEFERRED COMPENSATION                                                                    $    579,904
                                                                                         ------------


COMMITMENTS

STOCKHOLDERS' EQUITY
   Capital stock:
     Preferred, 5% cumulative, Series A Convertible Participating;
       par value $.01 share; authorized 1,700,000 shares; issued and outstanding, 109,890 shares; ($12,087,900
       aggregate liquidation preference)                                                 $      1,099
     Common, $.01 par value; authorized 300,000 shares, issued and
       outstanding, 11,477.40 shares                                                              115
   Retained earnings (deficit)                                                             (2,727,762)
   Accumulated other comprehensive income                                                      70,599
   Paid in capital                                                                          8,553,194
                                                                                         ------------
                                                                                         $  5,897,245
                                                                                         ------------

                                                                                         $ 71,357,002
                                                                                         ============

See Notes to Consolidated Financial Statements.

            BLOOMINGTON BROADCASTING HOLDINGS, INC. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENT OF INCOME
                          Year Ended December 31, 1999


                                                                                    1999
                                                                                 -----------

Gross revenue                                                                    $31,995,451

Deductions from revenue                                                            3,691,927
                                                                                 -----------

             Net revenue                                                         $28,303,524
                                                                                 -----------

Operating expenses:
   Selling expenses                                                              $ 6,242,113
   Technical expenses                                                                494,815
   Program and production expenses                                                 7,324,827
   General and administrative expenses                                            10,976,326
                                                                                 -----------
                                                                                 $25,038,081
                                                                                 -----------

             Operating income                                                    $ 3,265,443
                                                                                 -----------

Nonoperating income (expense):
   Interest income                                                               $    36,931
   Interest expense-lenders                                                       (5,830,009)
   Loss on dispositions of property and equipment and intangible assets              (10,537)
   Other income                                                                       34,596
                                                                                 -----------
                                                                                 $(5,769,019)
                                                                                 -----------

             Loss before income taxes                                            $(2,503,576)

Federal and state income taxes (credits)                                            (491,274)
                                                                                 -----------

             Net loss                                                            $(2,012,302)
                                                                                 ===========



See Notes to Consolidated Financial Statements.

            BLOOMINGTON BROADCASTING HOLDINGS, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                     Year Ended December 31, 1999

                                                                                 Accumulated
                                                                    Retained        Other
                                          Preferred                 Earnings     Comprehensive    Paid-In
                                            Stock       Common      (Deficit)       Income        Capital           Total
                                           ------        ----      -----------      -------      ----------      -----------
Balance, January 1, 1999                   $1,099       $115       $  (715,460)     $21,276      $8,553,194      $ 7,860,224
   Net loss, 1999                              --          --       (2,012,302)          --              --       (2,012,302)
   New shares issued                           --          --               --           --              --               --
   Unrealized gain on investments              --          --               --       49,323              --           49,323
                                           ------        ----      -----------      -------      ----------      -----------
 Balance, December 31, 1999                $1,099        $115      $(2,727,762)     $70,599      $8,553,194      $ 5,897,245
                                           ======        ====      ===========      =======      ==========      ===========


See Notes to Consolidated Financial Statements.

            BLOOMINGTON BROADCASTING HOLDINGS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                          Year Ended December 31, 1999

                                                                                         1999
                                                                                     -----------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                                          $(2,012,302)
   Adjustments to reconcile net (loss) to net cash
       provided by operating activities:
       Depreciation                                                                      955,504
       Amortization                                                                    3,234,419
       Provision for doubtful accounts                                                   311,643
       Deferred compensation                                                             128,299
       Loss on dispositions of property and equipment and intangible assets               10,537
       Income earned in deferred compensation trust accounts                             (34,597)
       Increase in cash value of life insurance                                           (1,869)
       Deferred income taxes                                                            (756,000)
       Interest expense added to notes payable                                         1,761,666
       Change in assets and liabilities:
          (Increase) in accounts receivable                                             (788,109)
          Decrease in other receivables                                                   29,306
          (Increase) decrease in prepaid expenses                                        (82,770)
          (Increase) decrease in refundable income taxes                                 349,800
          Increase (decrease) in accounts payable                                        869,439
          Increase (decrease) in accrued expenses                                        (56,915)
          (Decrease) in income received in advance                                        (2,805)
          Increase (decrease) in income taxes payable                                     39,100
                                                                                     -----------

             Net cash provided by operating activities                               $ 3,954,346
                                                                                     -----------

CASH FLOWS FROM INVESTING ACTIVITIES
   Life insurance premiums applied to increase in cash value of
       life insurance                                                                $    (6,500)
   Deposits to deferred compensation trust accounts                                      (63,004)
   Proceeds from disposal of property and equipment                                        8,300
   Purchase of property and equipment                                                   (654,040)
   Purchase of intangibles                                                            (2,941,365)
                                                                                     -----------

             Net cash (used in) investing activities                                 $(3,656,609)
                                                                                     -----------


CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from long-term borrowings                                                $ 3,000,000
   Principal payments on long-term borrowings                                         (2,950,000)
   Payments on capital lease obligations                                                  (5,453)
                                                                                     -----------

             Net cash provided by financing activities                               $    44,547
                                                                                     -----------

             Increase in cash and cash equivalents                                   $   342,284

Cash and cash equivalents:
   Beginning                                                                             605,685
                                                                                     -----------

   Ending                                                                            $   947,969
                                                                                     ===========

SUPPLEMENTAL CASH FLOW INFORMATION
   Cash payments for:
       Interest                                                                      $ 4,055,517
                                                                                     ===========

       Income taxes (refunds)                                                        $  (124,182)
                                                                                     ===========

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND
   FINANCING ACTIVITIES
   Income reinvested in deferred compensation trust accounts                         $   (34,597)
                                                                                     ===========

   Increase in cash value of life insurance                                          $    (1,869)
                                                                                     ===========

See Notes to Consolidated Financial Statements.

            BLOOMINGTON BROADCASTING HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Note 1. Nature of Business, Use of Estimates and Significant Accounting Policies

     Nature of business:

         The Company and its subsidiaries operate AM and FM radio stations in Bloomington-Normal, Illinois; Chattanooga, Tennessee; Johnson City-Kingsport, Tennessee and Bristol, Virginia; Holland-Grand Rapids, Michigan; and Columbia and Lexington, South Carolina. The stations are subject to regulation by the Federal Communications Commission. The Company and its subsidiaries grant credit on terms that management establishes for individual accounts.

         The Companies operated under the following business names during 1999:

                  Bloomington Broadcasting Corp. -
                  Twin-Cities Broadcasting Corp. - WJBC (AM), WBNQ (FM), WBWN
                  (FM)
                  Radio Chattanooga, Inc. - WGOW (AM), WSKZ (FM), WGOW (FM) and WOGT (FM)
                  Tri-Cities Radio Corp. - WJCW (AM), WQUT (FM), WKIN (AM) and WKOS (FM)
                  Michigan Media, Inc. - WBBL (AM), WKLQ (FM), WLAV (FM) and WODJ (FM)
                  Radio South Carolina, Inc. - WISW (AM), WTCB (FM), WOMG (FM) and WLXC (FM)

     Use of estimates:

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Significant accounting policies:

          Principles of consolidation:

              All subsidiary companies are wholly-owned and are included in the accompanying consolidated financial statements. All material intercompany balances and transactions have been eliminated in consolidation.

          Cash and cash equivalents:

              For purposes of reporting cash flows, the Company considers all highly liquid instruments with an original maturity of three months or less to be cash equivalents.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



          Property and equipment:

              Property and equipment are stated at cost. Major improvements to existing property and equipment are capitalized. Expenditures for maintenance and repairs which do not extend the life of the applicable assets are charged to expense in the period incurred.

              Depreciation expense of property and equipment is computed principally on the straight-line method over the following estimated useful lives:

                                                          Years
                                                          -----
                    Land improvements                      5-20
                    Buildings and improvements             4-39
                    Technical equipment:
                       Studio and control                  3-35
                       Transmitting and radiating          3-20
                       General                             3-20
                    Furniture and fixtures                 3-20
                    Vehicles and airplane                  3-10

              It is the Company's policy to include amortization expense on assets acquired under capital leases with depreciation expense on owned assets.

              When properties are retired or otherwise disposed of, the asset and accumulated depreciation accounts are adjusted accordingly. Any resulting gain or loss is reflected in income in the period realized.

          Advertising:

              The Company expenses the costs of advertising as incurred. Total advertising and promotion expenses for the year ended
              December 31, 1999 was $1,249,113.

          Income taxes:

              Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

          Stock option plan:

              The Company has adopted SFAS No. 123, "Accounting for Stock-Based Compensation," (SFAS No. 123) which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively
              SFAS No. 123 also allows entities to

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



              continue to apply the provisions of APB Opinion No. 25 "Accounting for Stock Issued to Employee", and provide pro forma net income disclosures for employee stock option grants made in 1995 and future years as if the fair-value based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123. There are no unexercised options outstanding as of December 31, 1999.

              There was no stock-based compensation cost reflected in 1999 net income and there would likewise be none on a pro forma basis.



Note 2. Leveraged Buyout

        Effective on July 1, 1998, Bloomington Broadcasting Holdings, Inc. (formerly Bloomington Broadcasting Acquisition Corp.) purchased 100% of the stock of Bloomington Broadcasting Corporation. The transaction has been recorded in accordance with the "purchase method" of Accounting Principles Board (APB) Opinion No. 16, Business Combinations, and guidance from the Emerging Issues Task Force (EITF) of the Financial Accounting Standards Board (FASB). The stock purchase was financed through a combination of bank debt, stockholder debentures and issuance of preferred stock.

        These financial statements include the financial position and results of operations of Bloomington Broadcasting Holdings, Inc., Bloomington Broadcasting Corporation, and all subsidiaries, for all of calendar year 1999. Bloomington Broadcasting Holdings, Inc. was formed in 1998 for the purpose of this acquisition and had no operations in 1999 other than its ownership of Bloomington Broadcasting Corporation.

        The acquisition cost of Bloomington Broadcasting Corporation was approximately $64,478,000.

        Amortization of goodwill and other intangible assets acquired in this transaction is computed on the straight-line basis over various periods from 15 years to 50 years.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Note 3. Amortization of Intangibles

        Intangible assets are recorded at acquisition cost and are amortized on the straight line method over their estimated useful lives as follows:

                                                              Years
                                                           -----------
          Premium audience growth pattern asset            21.2 - 45.3
          Favorable transmitter site lease                 37.3 - 50.0
          Going concern value                              15.0 - 40.0
          FCC licenses                                     10.0 - 15.0
          Goodwill                                                40.0
          Organization and start-up costs                          5.0
          Agreement not to compete                                 5.0
          Other advertising contracts                       0.5 - 40.0
          Fixed asset delivery premium                             9.0
          Other intangible assets                          15.0 - 40.0
          Consulting agreement                               1.0 - 5.0
          Favorable antenna site agreements                 0.7 - 23.9
          Favorable studio and office space lease            1.4 - 1.5

        FCC licenses and goodwill acquired prior to October 31, 1970 in the amount of $77,135 are not being amortized and are carried at cost.

        Costs and accumulated amortization of intangibles at December 31, 1999, are as follows:
                                                           1999
                                          --------------------------------------
                                                        Accumulated     Net Book
                                              Cost     Amortization      Value
                                          -----------  ------------   ----------
          Premium audience growth
              pattern asset               $ 8,921,320   $  859,258   $ 8,062,062
          Favorable transmitter site
              lease                         2,554,630      152,949     2,401,681
          Going concern value               5,168,726      329,278     4,839,448
          FCC licenses                     37,253,317    5,858,892    31,394,425
          Goodwill                         12,454,084      467,352    11,986,732
          Organization and start-up
              costs                            72,061       72,061            --
          Agreement not to compete              1,000        1,000            --
          Other advertising contracts          21,852       12,758         9,094
          Fixed asset delivery premium        152,900      152,900            --
          Other intangible assets             579,432      177,796       401,636
          Consulting agreement                 25,000       18,333         6,667
          Favorable antenna site
              agreements                       16,953        5,593        11,360
          Favorable studio and office
              space lease                      34,273       34,273            --
                                          -----------   ----------   -----------

                                          $67,255,548   $8,142,443   $59,113,105
                                          ===========   ==========   ===========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Note 4. Pledged Assets and Notes Payable

        The Company and its subsidiaries had the following notes payable at December 31, 1999:

          First Union National Bank, Fleet National Bank, Bank One Indiana, N.A., collectively as lender, fixed and variable interest rates as described below, secured by substantially all assets and communications licenses of Bloomington Broadcasting Holdings, Inc. and Bloomington Broadcasting Corporation.

              Revolving Credit Notes- combination of Base Rate note, presently
              10.375 % and LIBOR Rate note, presently 9.5%, interest payable quarterly (Base Rate notes) and monthly (LIBOR Rate notes); commitment fee, presently .5% due quarterly on average daily unused portion of the Revolving Credit Commitment; if total outstanding principal exceeds the Revolving Credit Commitment such excess shall be repayable immediately; optional principal payments allowed in a minimum amount of $250,000 for Base Rate notes and $2,000,000 for LIBOR Rate notes; Revolving Credit Commitment presently $15,000,000 with permanent partial reductions scheduled beginning in March 2002; interest on Base Rate notes at higher of First Union National Banks' prime rate, or Federal Funds Rate plus .5%; Revolving Credit Facility shall terminate on the earliest of June 30, 2005 or the date of termination by either the Company or First Union National Bank.

                  Base Rate Note

                  LIBOR Rate Notes

              Term A and Term B Notes- LIBOR Rate notes presently 9.5% on Term A and 9.75% on Term B, interest payable monthly, principal payable quarterly beginning on December 31, 1999 in increments stipulated in the note (see five-year maturity schedule at end of the footnote), optional principal prepayments of at least $2,000,000 allowable; mandatory principal prepayments required in the amount of 100% of Net Cash Proceeds from any of the following events,
              a) debt proceeds not permitted, b) issuance of equity securities,
              c) asset sales, d) insurance proceeds, e) excess cash flow.

                  Term A Notes

                  Term B Notes

              Stockholders, interest at 10.25%, fixed rate, interest payable semiannually at June 30 and December 31, principal due in full on June 30, 2008. These notes are subordinate to the senior indebtedness described above. There are eleven individual notes, all of which are uncollateralized. The maker of the notes, at its option, may pay interest by the issuance of additional subordinated notes ("PIK Note") equal to such interest payment provided that advance notice is given under the terms of the note.

              Stockholders, "PIK Notes," several issue dates, interest at 10.25%, fixed rate, interest payable semiannually at June 30, and December 31. Maturity date is June 30, 2008.




                                                        1999
                                             -------------------------
                                                             Payments
                                                            Due Within
                                                 Total       One Year
                                             -----------    ----------
               Base Rate Note                $ 2,400,000    $       --
               LIBOR Rate Notes                2,000,000            --
               Term A Notes                   19,000,000     2,000,000
               Term B Notes                   19,800,000       200,000
               Stockholders                   16,011,000            --
               Stockholders (PIK)              2,582,230            --
                                             -----------    ----------
                                             $61,793,230    $2,200,000
                                             ===========    ==========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



        The Credit Agreement with First Union National Bank (and other co-lenders), has several restrictive covenants. The Company must maintain a certain leverage ratio, fixed charge coverage ratio, and interest coverage ratio during the term of the loans. The Company can not, with some exceptions, incur any debt. There are also limitations on future mergers, liquidations or sales of assets. Also, the Company may not declare or pay any dividends on any of its capital stock, or purchase, redeem or retire any of its capital stock. See Note 16 for sale of stock to Citadel Broadcasting Company.

        Aggregate future maturities on the above notes are:

               2000                       $ 2,200,000
               2001                         2,200,000
               2002                         3,200,000
               2003                         4,200,000
               2004                         4,200,000


Note 5. Deferred Compensation and Life Insurance

        In connection with an employment agreement, a provision has been made for future compensation which is payable to an employee or his heirs in annual payments of $10,000 per year for ten years commencing on January 1, 2002 if the employee remains employed by a subsidiary Company from January 1, 1992 through December 31, 2001. In January, 2000, the employee voluntarily terminated his employment with the Company. Accordingly, the present value of the estimated liability under this agreement was eliminated through a credit of approximately $44,000 to deferred compensation expense for 1999.

        Bloomington Broadcasting Corporation established certain non-qualified deferred compensation plans accompanied by rabbi trusts which are generally available to general managers, officers and other highly compensated employees of the parent company and its subsidiaries. Qualifying employees may elect to defer portions of their salaries which are then deposited into segregated trust accounts. The employees designate the trustees and direct the investment of the funds for their individual accounts. The amounts held in the trusts will at all times remain solely the property of the participating company and are subject to the claims of its general creditors.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



        Upon termination of employment, participating employees are entitled to receive the value of the assets in the trust accounts established for their benefit. The plans also permit early withdrawals of the deferred compensation to the extent that a participant is subject to an unforeseeable emergency which would otherwise result in severe financial hardship.

        The total amounts recorded as expense under these non-qualified deferred compensation plans was $128,299 for the year ended December 31, 1999. The investments held in the rabbi trust accounts are carried at fair value as of December 31, 1999, as follows:

                                                    1999
                                                 ---------
                    Cost of investments          $ 470,306
                    Unrealized gains               137,368
                    Unrealized losses              (27,770)
                                                 ---------

                                                 $ 579,904
                                                 =========

        The net unrealized gain included as accumulated other comprehensive income in stockholder's equity at December 31, 1999 was $70,599, net of deferred income taxes of $39,000.


Note 6. Capital Stock

        The outstanding preferred stock is Series A Convertible Participating Preferred Stock. The Shareholders Agreement, dated June 30, 1998, places certain restrictions on transfers of such shares. The Agreement also contains a "Call" provision, whereby, shares held by "Management Investors" are redeemable by the Company or the "Venture Investors." Each share of preferred stock is entitled to one vote, based on the current "common stock conversion rate." The holders of Series A Convertible Participating Preferred Stock are entitled to receive cumulative, compounding dividends of 5% of the difference between the convertible base liquidation amount (presently $110 per share) and ten dollars, per share. The Series A Convertible Participating Preferred Stock has a liquidation preference over other shares of company stock. The liquidation price per share is the convertible base liquidation amount, presently, $110, plus any accumulated but unpaid dividends.

        In the event of an "extraordinary transaction", if the holders of Series A Convertible Participating Preferred Stock have not converted their shares into Series B Redeemable Preferred Stock or common stock, then the Company shall redeem all the shares at the convertible base liquidation amount. Extraordinary transactions include a) mergers or consolidations, b) sale or transfer of all assets, c) a purchase of the company, d) redemption of a majority of shares, or e) a public offering. See Note 16 for sale of stock to Citadel Broadcasting Company.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



        The authorized number of shares of preferred stock is 1,700,000, of which 300,000 shares are designated as Series A Convertible Participating Preferred Stock (par value $.01 per share), 400,000 shares are designated as Series B Redeemable Preferred Stock (par value $.01 per share), and 1,000,000 shares are undesignated.

        The authorized number of shares of common stock is 300,000, at par value of $.01 per share. Holders of common stock are entitled to one vote for each share held, and vote together with the holders of the convertible preferred stock as a single class. Holders of common stock are entitled to dividends only after all preferential preferred stock dividends have been paid. If additional dividends are declared, the holders of common stock will share in such dividends with the convertible preferred stockholders as a single class of equal shareholders.

        As of December 31, 1999, the aggregate preferred stock dividends accumulated, not declared or paid was $837,911.


Note 7. Income Tax Matters

        The Company reports its income as the parent company of a consolidated federal income tax return which includes the operations of the following subsidiaries:

                      Bloomington Broadcasting Corporation
                      Twin-Cities Broadcasting Corp.
                      Radio Chattanooga, Inc.
                      Tri-Cities Radio Corp.
                      Michigan Media, Inc.
                      Radio South Carolina, Inc.

        The members of the consolidated group have elected to allocate income taxes among the members of the group by an agreement executed on January 1, 1986, under which each company records a consolidated return tax benefit or cost based upon its current taxable income or loss and governed by any tax elections made for the consolidated return and the tax rate effective for the consolidated group. This benefit or cost is due from or to the parent company, respectively. These allocations are reflected on the balance sheet as consolidated return tax benefit or liability. A similar approach is used for the allocation of deferred income taxes.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



        Net deferred tax assets (liabilities) consist of the following components as of December 31, 1999:

                                                                 1999
                                                              ---------
               Deferred tax assets                           $1,259,000
               Deferred tax asset valuation allowances               --
               Deferred tax liabilities                        (753,000)
                                                             ----------

                   Net deferred tax assets                   $  506,000
                                                             ==========

        Deductible temporary differences giving rise to deferred tax assets primarily relate to accounts receivable, allowances for doubtful accounts, deferred compensation payable, accrued vacation pay, and State and City unused net operating loss carryforwards. Taxable temporary differences giving rise to deferred tax liabilities relate to property and equipment and intangibles.

        The components giving rise to the net deferred tax liabilities described above have been included in the accompanying balance sheets as of December 31, 1999:

                                                               1999
                                                             --------
               Current assets                                $214,000
               Noncurrent assets, net                         292,000
                                                             --------

                                                             $506,000
                                                             ========

        The current and noncurrent deferred tax assets are net of allocations of the valuation allowances of $0 for 1999. The valuation allowances have been recorded to reduce the total deferred tax assets to an amount that management believes will ultimately be realized.

                                                            Approximate
                                                            Tax Effect
                                                               1999
                                                             --------
               Deferred tax assets-current
                   Allowance for doubtful accounts           $ 61,000
                   Accrued vacation                           112,000
                   State net operating losses                  41,000
                                                             --------
                                                             $214,000
                                                             ========

               Deferred tax assets-noncurrent
                   Deferred compensation payable             $177,000
                   Intangible assets                          352,000
                   State net operating losses                 122,000
                                                             --------
                                                             $651,000
                                                             ========

               Deferred tax liabilities-noncurrent
                   Property and equipment                    $359,000
                                                             --------
                                                             $359,000
                                                             ========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



        Reconciliation between the actual provision for income taxes and that computed by applying the U.S. statutory rate to income before income tax is as follows:

                                                                      1999
                                                                   ---------
          Provision (refund) computed at statutory rate (34%)      $(851,216)

          Amortization of intangible assets                          223,311
          Nondeductible meals and entertainment                       16,927
          State income taxes (refunds), net of federal
            income tax                                               116,681
          Other, net                                                   3,023
                                                                   ---------

          Federal and state income tax expense (credit)            $(491,274)
                                                                   =========

        For State and City income tax purposes, under provisions of Tennessee, South Carolina and City of Grand Rapids, Michigan tax statutes and regulations, the Company and its subsidiaries have $6,473,258 in net operating loss carryforwards at December 31, 1999, which may be used to offset future taxable income of the Company and its subsidiaries. These carryforwards expire as follows:

               Year
              Carry-         Radio                    Radio South
             forwards     Chattanooga     Michigan     Carolina
              Expire          Inc.       Media, Inc.     Inc.
            ----------     ----------    ----------  ------------
               2000          $     --    $       --    $       --
               2001                --       119,778            --
               2002                --       408,647            --
               2003                --       804,183            --
               2004                --       524,299            --
               2005                --       675,933       158,176
               2006                --       113,970     1,258,238
               2007                --            --     1,223,988
               2008                --            --       319,730
               2009                --            --        41,433
               2010                --            --       138,686
               2011                --       393,397            --
               2012           150,819        11,091            --
               2013           130,890            --            --
                             --------    ----------    ----------

                             $281,709    $3,051,298    $3,140,251
                             ========    ==========    ==========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



        The provision for income taxes charged to operations for the year ended December 31, 1999 consists of the following:

                                                  1999
                                               ---------
               Current tax expense             $ 264,726
               Deferred tax (benefit)           (756,000)
                                               ---------
                                               $(491,274)
                                               =========


Note 8. Leases

        The Company and its subsidiaries rent vehicles, office equipment, studio space, office space and an AM tower under various operating leases. These leases expire between December 1999 and December 2013. Generally, the Company and its subsidiaries are required to carry liability and property damage insurance, to pay some common area charges, real estate taxes, and to maintain the properties.

        Two subsidiaries also lease land where transmitter towers and buildings are located. The first lease (WTCB) expires in December 2026 and the second lease (WBWN) expires in May 2047. The subsidiaries are required to pay all utilities, property taxes and other expenses incidental to the maintenance and operation of the transmitter building and equipment. The subsidiaries are also required to carry liability and property damage insurance. No rental payments are due on this first lease. Instead, the subsidiary must offer space on the tower to the lessor for the lessor's communication antennae. Rental payments of $150 per month are due on the second lease.

        The total minimum rental commitments under the operating leases described above are due as follows:

               Year Ending December 31,
               ------------------------
                         2000                $293,432
                         2001                 217,537
                         2002                 171,874
                         2003                  39,388
                         2004                  31,300
                   Due thereafter             220,400
                                             --------
                                             $973,931
                                             ========

        Total rent expenses under operating leases was $246,676 for the year ended December 31, 1999.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Note 9. Employees' Profit-Sharing Plan

        The Company and its subsidiaries have an employees' profit-sharing plan covering substantially all employees to which both the employer and eligible employees contribute. The Company's discretionary contributions for 1999 were 2.6%, of net operating earnings, as defined, before depreciation and amortization. Amounts in excess of this amount may be contributed at the discretion of the Board of Directors, but are not to exceed the maximum amount deductible for federal income tax purposes. The Company is also required to make matching contributions equal to 1% of the compensation of employees who contribute to the plan through salary deferral elections. The annual discretionary contributions to the plan for the year ended December 31, 1999 was $226,772. The total matching contributions were $70,247 for the year ended December 31, 1999.


Note 10. Concentrations of Credit Risk Arising from Cash Deposits in Excess of Insured Limits

         The parent and subsidiary companies maintain cash balances at financial institutions in Bloomington, Illinois; Chattanooga, Tennessee; Knoxville, Tennessee; Grand Rapids, Michigan; and West Columbia, South Carolina. Accounts at these institutions are insured by the Federal Deposit Insurance Corporation up to aggregate balances of $100,000 per Company. At December 31, 1999, the Company's uninsured cash balances totaled $410,425, including $308,936 held in repurchase agreements which are collateralized by U.S. Government agency securities held by the bank. This uninsured total does not reflect deductions for outstanding checks not yet presented to the banks for payment or transfers to affiliated companies on the following business day. The Company does not believe there is a significant risk of loss to these deposits.


Note 11. Non-competition Agreements

         A subsidiary acquired certain assets of Sattler Broadcasting, Inc. (radio station WOGT) in 1993. In connection with this purchase a non-competition agreement was obtained from Virginia Sattler, the sole shareholder of Sattler Broadcasting, Inc. The terms of this agreement, which expired in 1998, required the Company to pay Ms. Sattler $66,667 in 1998.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



         Effective May 1, 1996, Bloomington Broadcasting Corporation acquired certain assets of McLean County Broadcasters, Inc. related to radio station WBWN-FM, licensed to Leroy, Illinois. The asset purchase agreement also provided for a five-year non-competition agreement with the sellers for $25,000. In addition, the Company entered into a consulting agreement, which includes a non-compete provision, with an employee of WBWN. The consulting agreement provides for payments by the Company of $25,000 per year for a ten year period, ending on April 30, 2006.


Note 12. Financial Instruments

         The Company has entered into Interest Rate Swap agreements with First Union National Bank relative to the Term A and Term B portions of the borrowing from First Union National Bank as described in Note 4 to these financial statements.

         The current notional amount is $15,000,000 of the Term A notes and $20,000,000 of the Term B notes.

         The nature and terms of the interest rate swaps are as follows:

                                                  TERM A          TERM B
                                              -------------    -----------
         Transaction type                     Interest rate    Interest rate
                                                   swap             swap
         Effective date                       July 30, 1998    July 30, 1998
         Termination date                     June 29, 2001    June 30, 2003
         Term                                       3 years          5 years
         Payment dates                          last day of      last day of
                                                 each month       each month
         Fixed rate                                   5.86%            5.94%
         Floating rate                                LIBOR            LIBOR

         The interest rate swap agreements, in effect, create fixed rate loans for much of the total borrowed from First Union National Bank. The instruments' market risk is that fluctuations in interest rates may make the swaps less valuable. The agreements are held for non-trading purposes. The Company's objective for holding the interest rate swaps is to hedge the risk of rising interest rates on its long-term financing.

         The Company is required to pay interest monthly on the Term A and Term B notes and the swap agreements, and the gain or loss resulting from the interest rate swap agreements is then recorded as a corresponding increase or decrease to interest expense on the underlying debt.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Note 13. Stock Option Plan

         The Company has established the Bloomington Broadcasting Holdings, Inc. 1998 Stock Option and Grant Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers, employees, directors, consultants, advisors and other key persons of the Company to acquire a proprietary interest in the Company. The maximum number of shares of stock reserved and available for issuance under the Plan is 12,210 shares of common stock. During 1998, 11,477.40 shares of common stock were purchased under Restricted Stock Purchase Agreements pursuant to the Plan. The price paid for the shares issued during 1998 was $1.00 per share. No shares were issued during 1999. There are no unexercised options outstanding as of December 31, 1999.


Note 14. Barter Transactions (Trade Revenues and Expenses)

         Barter transactions are recorded at the estimated fair values of the products and services received. Barter revenues are recognized when commercials are broadcast. Assets received in exchange for broadcast time are recorded when received. Services are recorded when the corresponding revenue is recorded.

                                                   1999
                                                ----------
               Trade agreement revenue          $1,155,560
               Trade agreement expense          $1,101,194


Note 15. Radio Station Purchase

         On February 15, 1999, Radio South Carolina, Inc. had reached an agreement to acquire substantially all of the operating assets and the license of radio station WLXC (FM) at a cost of $3,200,000. The Company financed this acquisition through the Revolving Credit Commitment with First Union National Bank, closing on July 1, 1999. The Company had been operating the station since March 1, 1999 under a Lease Management Agreement.


Note 16. Subsequent Events

         On January 6, 2000, Michigan Media, Inc. (a subsidiary of the Company) acquired the station assets and broadcast rights of WODJ (FM) in Greenville, Michigan for $7,500,000.

         On January 10, 2000, Tri-Cities Radio Corp. (a subsidiary of the Company) entered into an asset purchase agreement to acquire the station assets and broadcast rights of WGOC (AM) in Blountville, Tennessee for $850,000. The Company began operating the station on February 1, 2000. Closing will take place following FCC consent.

         On January 23, 2000, the Company entered into a definitive letter of intent to sell 100% of its stock to Citadel Broadcasting Company ("Citadel"), a subsidiary of Citadel Communications Corporation, for $176 million. The transaction will be recorded under the purchase method of accounting. Citadel has delivered to the Company an irrevocable letter of credit in favor of the Company for $15 million to secure consummation of the transaction.

            BLOOMINGTON BROADCASTING HOLDINGS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                                 March 31, 2000
                                  (Unaudited)


       ASSETS

CURRENT ASSETS
    Cash and cash equivalents                                                           $   978,476
    Accounts receivable, less allowance for doubtful accounts of $140,844                 4,790,322
    Other receivables                                                                        41,753
    Prepaid expenses                                                                         69,730
    Refundable income taxes                                                                  39,100
    Deferred income taxes                                                                   214,000
                                                                                        -----------

          Total current assets                                                          $ 6,133,381
                                                                                        -----------


INVESTMENTS AND OTHER ASSETS
    Prepaid expenses                                                                    $    20,833
    Frequency swap option                                                                   944,831
    Deferred compensation trust accounts                                                    618,232
    Deferred income taxes                                                                   744,000
                                                                                        -----------

                                                                                        $ 2,327,896
                                                                                        -----------

PROPERTY AND EQUIPMENT
    Land and land improvements                                                          $   910,087
    Buildings and improvements                                                            2,908,727
    Technical and other equipment                                                        10,338,709
    Furniture and fixtures                                                                1,483,936
    Vehicles                                                                                651,420
                                                                                        -----------
                                                                                        $16,292,879
    Less accumulated depreciation                                                        10,920,759
                                                                                        -----------
                                                                                        $ 5,372,120
                                                                                        -----------


INTANGIBLES, at amortized cost                                                          $63,957,473
                                                                                        -----------

                                                                                        $77,790,870
                                                                                        ===========


See Notes to Condensed Consolidated Financial Statements (Unaudited).


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Scheduled maturities of long-term debt                                              $ 2,200,000
    Accelerated maturities of long-term bank debt                                        47,450,000
    Accelerated maturities of long-term stockholders' debt
       and related accrued interest                                                      19,046,453
    Frequency swap obligation                                                               944,831
    Accounts payable                                                                      1,373,756
    Accrued expense                                                                       1,213,374
    Income taxes payable                                                                     11,400
                                                                                        -----------

          Total current liabilities                                                     $72,239,814
                                                                                        -----------


DEFERRED COMPENSATION                                                                   $   618,232
                                                                                        -----------


COMMITMENTS

STOCKHOLDERS' EQUITY
    Capital stock:
       Preferred, 5% cumulative, Series A Convertible Participating; par value
          $.01 share; authorized 1,700,000 shares; issued and outstanding
          109,890 shares; ($12,087,900 aggregate
          liquidation preference)                                                       $     1,099
       Common, $.01 par value; authorized 300,000 shares, issued and
          outstanding 11,477.40 shares                                                          115
    Retained Earnings (deficit)                                                          (3,713,321)
    Accumulated other comprehensive income                                                   91,737
    Paid In Capital                                                                       8,553,194
                                                                                        -----------
                                                                                        $ 4,932,824
                                                                                        -----------

                                                                                        $77,790,870
                                                                                        ===========

See Notes to Condensed Consolidated Financial Statements.

            BLOOMINGTON BROADCASTING HOLDINGS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS
                Three-month Periods Ended March 31, 2000 and 1999
                                  (Unaudited)



                                                                   2000          1999
                                                               -----------   -----------
Gross revenue                                                  $ 7,669,466   $ 6,380,873

Deductions from revenue                                            901,148       788,673
                                                               -----------   -----------

          Net revenue                                          $ 6,768,318   $ 5,592,200
                                                               -----------   -----------

Operating expenses:
    Selling expenses                                           $ 1,630,821   $ 1,289,331
    Technical expenses                                             135,213       122,882
    Program and production expenses                              1,993,725     1,693,972
    General and administrative expenses                          2,910,723     2,386,808
                                                               -----------   -----------
                                                               $ 6,670,482   $ 5,492,993
                                                               -----------   -----------

          Operating income                                     $    97,836   $    99,207
                                                               -----------   -----------

Nonoperating income (expense):
    Interest income                                            $    31,516   $     7,675
    Interest expense                                            (1,567,399)   (1,383,452)
    Other income                                                     1,888           500
                                                               -----------   -----------
                                                               $(1,533,995)  $(1,375,277)
                                                               -----------   -----------

          Loss before income tax benefit                       $(1,436,159)  $(1,276,070)

Federal and state income tax benefit                              (450,600)     (347,900)
                                                               -----------   -----------

          Net loss                                             $  (985,559)  $  (928,170)
                                                               ===========   ===========

See Notes to Condensed Consolidated Financial Statements (Unaudited).

            BLOOMINGTON BROADCASTING HOLDINGS, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                    Three-month Period Ended March 31, 2000
                                  (Unaudited)


                                                                                  Accumulated
                                                               Retained              Other
                                 Preferred      Common         Earnings          Comprehensive        Paid-In
                                   Stock         Stock         (Deficit)             Income           Capital             Total
                                 ---------      ------        -----------        -------------       ----------        ----------

Balance, January 1, 2000          $1,099          $115        $(2,727,762)          $70,599          $8,553,194        $5,897,245
     Net Loss, 2000                   --            --           (985,559)               --                  --          (985,559)
     Unrealized gain on
       investments                    --            --                 --            21,138                  --            21,138
                                  ------          ----        -----------           -------          ----------        ----------

Balance, March 31, 2000           $1,099          $115        $(3,713,321)          $91,737          $8,553,194        $4,932,824
                                  ======          ====        ===========           =======          ==========        ==========



See Notes to Condensed Consolidated Financial Statements (Unaudited).

            BLOOMINGTON BROADCASTING HOLDINGS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                Three-month Periods Ended March 31, 2000 and 1999
                                  (Unaudited)


                                                                        2000               1999
                                                                    -----------         ----------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                        $  (985,559)        $ (928,170)
    Adjustments to reconcile net loss to net cash
       provided by operating activities:
       Depreciation and amortization                                  1,177,422          1,012,819
       Provision for doubtful accounts                                    6,613            (18,352)
       Deferred compensation                                             32,026              2,143
       Gain on dispositions of property and equipment                        --               (500)
       Deferred income taxes                                           (461,000)          (386,000)
       Interest expense added to notes payable                          453,223            410,282
       Change in assets and liabilities:
          Decrease in accounts receivable                               439,987            683,302
          (Increase) decrease in other receivables                      (12,671)            50,146
          (Increase) decrease in prepaid expenses                        91,915            (71,547)
          (Increase) decrease in refundable income taxes                (29,300)           314,957
          (Increase) in deferred compensation trust accounts             (1,888)                --
          Increase in accounts payable                                  138,030             21,135
          (Decrease) in accrued expenses                               (598,423)          (591,757)
          Increase (decrease) in income taxes payable                   (27,700)            38,100
                                                                    -----------         ----------

          Net cash provided by operating activities                 $   222,675         $  536,558
                                                                    -----------         ----------

CASH FLOWS FROM INVESTING ACTIVITIES
    Proceeds from disposal of property and equipment                $        --         $      500
    Purchase of property and equipment                                 (928,778)           (39,143)
    Purchase of intangibles                                          (5,766,133)           (56,765)
    Proceeds from cancellation of life insurance policy                  52,743                 --
                                                                    -----------         ----------

          Net cash (used in) investing activities                   $(6,642,168)        $  (95,408)
                                                                    -----------         ----------


See Notes to Condensed Consolidated Financial Statements (Unaudited).

                                                                         2000              1999
                                                                     ----------         ---------
CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from borrowings                                         $7,000,000         $      --
    Principal payments on borrowings                                   (550,000)         (250,000)
    Payments on capital lease obligations                                    --            (1,413)
                                                                     ----------         ---------

          Net cash provided by (used in) financing activities        $6,450,000         $(251,413)
                                                                     ----------         ---------

          Increase in cash and cash equivalents                      $   30,507         $ 189,737

Cash and cash equivalents:
    Beginning                                                           947,969           605,685
                                                                     ----------         ---------

    Ending                                                           $  978,476         $ 795,422
                                                                     ==========         =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
    Cash payments for:
       Interest                                                      $1,114,175         $ 993,055
                                                                     ==========         =========

       Income taxes, net of refunds received 1999: $298,500          $   78,915         $(201,096)
                                                                     ==========         =========

See Notes to Condensed Consolidated Financial Statements.

            BLOOMINGTON BROADCASTING HOLDINGS, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)

Note 1.  Organization and Nature of Operations

         The Company and its subsidiaries operate AM and FM radio stations in Illinois, Tennessee, Virginia, Michigan, and South Carolina. The stations are subject to regulation by the Federal Communications Commission. The Company and its subsidiaries grant credit on terms that management establishes for individual accounts.

         The Companies operated under the following business names during 2000 and 1999:

                Twin-Cities Broadcasting Corp.    WJBC (AM), WBNQ (FM) and
                                                  WBWN (FM)
                Radio Chattanooga, Inc.           WGOW (AM), WSKZ (FM), WGOW
                                                  (FM) and WOGT (FM)
                Tri-Cities Radio Corp.            WJCW (AM), WQUT (FM), WKIN
                                                  (AM), WGOC (AM) and WKOS (FM)
                Michigan Media, Inc.              WBBL (AM), WKLQ (FM), WLAV
                                                  (FM) and WODJ (FM)
                Radio South Carolina, Inc.        WISW (AM), WTCB (FM), WOMG
                                                  (FM) and WLXC (FM)

Note 2.  Leveraged Buyout

         Effective on July 1, 1998, Bloomington Broadcasting Holdings, Inc. (formerly Bloomington Broadcasting Acquisition Corp.) purchased 100% of the stock of Bloomington Broadcasting Corporation. The transaction has been recorded in accordance with the "purchase method" of Accounting Principles Board (APB) Opinion No. 16, Business Combinations, and guidance from the Emerging Issues Task Force (EITF) of the Financial Accounting Standards Board (FASB). The stock purchase was financed through a combination of bank debt, stockholder debentures and issuance of preferred stock.

         These financial statements include the financial position of Bloomington Broadcasting Holdings, Inc., Bloomington Broadcasting Corporation, and all subsidiaries. Bloomington Broadcasting Holdings, Inc. was formed in 1998 for the purpose of this acquisition and has no operations other than its ownership of Bloomington Broadcasting Corporation.

         The acquisition cost of Bloomington Broadcasting Corporation was approximately $64,478,000 of which $61,661,396 was paid in cash.

         Amortization of goodwill and other intangible assets acquired in this transaction is computed on the straight-line basis over various periods from 15 years to 50 years.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)

Note 3.  Basis of Presentation

         The accompanying reviewed condensed consolidated financial statements of Bloomington Broadcasting Holdings, Inc. and its subsidiaries have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, consisting of normal accruals, considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2000 are not necessarily indicative of the results that may be expected for the year ending December 31, 2000. For further information, refer to the consolidated financial statements and notes thereto for the year ended December 31, 1999. All inter-company balances and transactions are eliminated in consolidation.


Note 4.  Commitments

         In July 1999, Michigan Media, Inc. (a subsidiary of the Company) agreed to acquire certain radio station and broadcast assets of WODJ (FM) for $7.5 million. The transaction closed on January 6, 2000. The acquisition was accounted for under the purchase method of accounting. An outstanding frequency swap option is reflected as an asset and liability on the accompanying consolidated balance sheet.

         On January 10, 2000, Tri-Cities Radio Corp. (a subsidiary of the Company) entered into an asset purchase agreement to acquire the station assets and broadcast rights of WGOC (AM) in Blountville, Tennessee for $850,000. The Company began operating the station on February 1, 2000. Closing took place on May 26, 2000.

         On January 23, 2000, the Company entered into a definitive agreement to sell 100% of its stock to Citadel Broadcasting Company, a subsidiary of Citadel Communication Corporation, for $175 million. The transaction will be recorded under the purchase method of accounting. The transaction was approved by the Federal Communications Commission (FCC) and closed on June 28, 2000. In connection with the sale of its stock, the Company's obligations to lenders and stockholders were repaid. Accordingly, the obligation to lenders and stockholders is reflected in the current liability section of the consolidated balance sheet as of March 31, 2000.

                          CITADEL BROADCASTING COMPANY
                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

         The following unaudited pro forma condensed consolidated financial statements reflect the results of operations and balance sheet of Citadel Broadcasting Company after giving effect to:

         (1) the following completed transactions (collectively, the "Completed Transactions"):

         o the February 9, 1999 acquisition of WKQZ-FM, WYLZ-FM, WILZ-FM, WIOG-FM, WGER-FM and WSGW-AM in Saginaw/Bay City/Midland, Michigan for the purchase price of approximately $35.0 million (the "Saginaw/Bay City Acquisition"),

         o the February 17, 1999 acquisition of WHYL-FM and WHYL-AM in Harrisburg/Lebanon/Carlisle, Pennsylvania for the purchase price of approximately $4.5 million (the "Carlisle Acquisition"),

         o the March 17, 1999 acquisition of Citywide Communications, Inc., which owned KQXL-FM, WEMX-FM, WCAC-FM, WXOK-AM and WIBR-AM serving the Baton Rouge, Louisiana market and KFXZ-FM, KNEK-FM, KRRQ-FM and KNEK-AM serving the Lafayette, Louisiana market for the purchase price of approximately $31.5 million (the "Baton Rouge/Lafayette Acquisition"),

         o the April 30, 1999 acquisition of KSPZ-FM serving the Colorado Springs, Colorado market in exchange for KKLI-FM in Colorado Springs, the April 30, 1999 acquisition of KVOR-AM and KTWK-AM serving the Colorado Springs, Colorado market and KEYF-FM and KEYF-AM serving the Spokane, Washington market for the purchase price of approximately $10.0 million and the April 30, 1999 termination of a joint sales agreement under which Citadel Communications operated certain other radio stations in Colorado Springs and Spokane (collectively, the "Capstar Transactions"),

         o the June 30, 1999 acquisition of WSSX-FM, WWWZ-FM, WMGL-FM, WSUY-FM, WNKT-FM, WTMA-AM, WTMZ-AM and WXTC-AM in Charleston, South Carolina, WHWK-FM, WYOS-FM, WAAL-FM, WNBF-AM and WKOP-AM in Binghamton, New York, WMDH-FM and WMDH-AM in Muncie, Indiana and WWKI-FM in Kokomo, Indiana for the purchase price of approximately $77.0 million (the "Charleston/Binghamton/ Muncie/Kokomo Acquisition"),

         o the August 31, 1999 acquisition of Fuller-Jeffrey Broadcasting Companies, Inc. which owned WOKQ-FM, WPKQ-FM, WXBB-FM and WXBP-FM serving the Portsmouth/Dover/Rochester, New Hampshire market and WBLM-FM, WCYI-FM, WCYY-FM, WHOM-FM, WJBQ-FM and WCLZ-FM serving the Portland, Maine market for the purchase price of approximately $65.3 million, which amount includes the repayment of certain indebtedness of Fuller-Jeffrey Broadcasting and approximately $1.8 million in consulting and noncompetition payments payable over a seven-year period (the "Portsmouth/Dover/ Rochester/Portland Acquisition"),

         o the November 1, 1999 acquisition of KOOJ-FM in Baton Rouge, Louisiana for the purchase price of approximately $9.5 million (the "KOOJ Acquisition"),

         o the December 23, 1999 acquisition of Caribou Communications Co., which owned KATT-FM, KYIS-FM, KCYI-FM, KNTL-FM and WWLS-AM in Oklahoma City, Oklahoma, for a purchase price of approximately $60.0 million, which amount includes the repayment of certain indebtedness of Caribou Communications (the "Oklahoma City Acquisition"),

         o the February 10, 2000 acquisition of WXLO-FM in Worcester, Massachusetts for the purchase price of approximately $21.0 million (the "WXLO Acquisition"),

         o the March 31, 2000 acquisition of KSMB-FM, KDYS-AM, KVOL-FM and KVOL-AM in Lafayette, Louisiana for the purchase price of approximately $8.5 million (the "Lafayette Acquisition"),

         o the April 7, 2000 acquisition of WORC-FM in Worcester, Massachusetts for the purchase price of approximately $3.5 million (the "WORC Acquisition"),

         o the (A) April 15, 2000 acquisition of WGRF-FM, WEDG-FM, WHTT-FM, WMNY-AM and WHLD-AM in Buffalo/Niagara Falls, New York, WAQX-FM, WLTI-FM, WNSS-AM, and WNTQ-FM in Syracuse, New York, WIII-FM and WKRT-AM in Ithaca, New York, WMME-FM, WEZW-AM, WEBB-FM and WTVL-AM in Augusta/Waterville, Maine, WBPW-FM, WOZI-FM and WQHR-FM in Presque Isle, Maine, WCRQ-FM in Dennysville/Calais, Maine, KMYY-FM, KYEA-FM, KZRZ-FM and KTJC-FM in Monroe, Louisiana, KDOK-FM, KTBB-AM, KEES-AM, KYZS-AM and KGLD-AM in Tyler/Longview, Texas, WFPG-AM, WFPG-FM and WPUR-FM in Atlantic City/Cape May, New Jersey, WFHN-FM and WBSM-AM in New Bedford/Fall River, Massachusetts, WQGN-FM, WSUB-AM and WVVE-FM in New London, Connecticut and the right to operate WKOE-FM in Atlantic City/Cape May under a program service and time brokerage agreement and the right to sell advertising in the United States for one FM radio Station in Niagara Falls, Ontario under a joint sales agreement for the aggregate purchase price of approximately $189.0 million, and
                  (B) entry into a local marketing agreement dated June 1, 2000 pursuant to which a third party operates the five Tyler/Longview, Texas stations acquired and has an obligation to purchase such stations (the unaudited pro forma financial information does not give effect to any future sale of the stations pursuant to this agreement) (collectively, the "BPH Transactions"),

         o the June 19, 2000 acquisition of WWFX-FM in Worcester, Massachusetts for the purchase price of approximately $12.8 million (the "WWFX Acquisition"),

         o the June 28, 2000 acquisition of Bloomington Broadcasting Holdings, Inc., which owned WKLQ-FM, WBBL-AM, WLAV-FM and WODJ-FM, in Grand Rapids, Michigan, WTCB-FM, WOMG-FM, WLXC-FM and WISW-AM in Columbia, South Carolina, WSKZ-FM, WOGT-FM, WGOW-AM and WGOW-FM in Chattanooga, Tennessee, WQUT-FM, WKOS-FM, WJCW-AM, WKIN-AM and WGOC-AM in Johnson City/Kingsport/Bristol, Tennessee and WJBC-AM, WBNQ-FM and WBWN-FM in Bloomington, Illinois, for the aggregate purchase price of approximately $175.9 million, which amount includes repayment of indebtedness of Bloomington Broadcasting Holdings and a deferred obligation relating to a recent radio station purchase by Bloomington Broadcasting Holdings (the "Bloomington Acquisition"),

         o the November 9, 1999 sale of KKTT-FM, KEHK-FM and KUGN-AM in Eugene, Oregon, KAKT-FM, KBOY-FM, KCMX-FM, KTMT-FM, KCMX-AM and KTMT-AM in Medford, Oregon, KEYW-FM, KORD-FM, KXRX-FM, KTHT-FM and KFLD-AM in Tri-Cities, Washington, KCTR-FM, KKBR-FM, KBBB-FM, KMHK-FM and KBUL-AM in Billings, Montana, WQKK-AM and WGLU-FM in Johnstown, Pennsylvania and WQWK-FM, WNCL-FM, WRSC-AM and WBLF-AM in State College, Pennsylvania for the sale price of approximately $26.0 million (the "Marathon Disposition"),

         o the June 1999 public offering by Citadel Broadcasting's parent, Citadel Communications Corporation, of shares of its common stock and the use of net proceeds from that offering (the "1999 Offering"),

         o the August 1999 redemption of a portion of Citadel Broadcasting's outstanding 13-1/4% Exchangeable Preferred Stock (the "Preferred Redemption"),

         o the February 2000 public offering by Citadel Communications of shares of its common sock and the use of net proceeds from that offering (the "2000 Offering"); and

         (2) the following pending transactions (collectively, the "Pending Transactions"):

         o the (A) pending acquisition of WMMQ-FM, WJIM-FM, WFMK-FM, WITL-FM, WVFN-AM and WJIM-AM in Lansing/East Lansing, Michigan, WHNN-FM and WTCF-FM in Saginaw/Bay City/Midland, Michigan and WFBE-FM in Flint, Michigan for the aggregate purchase price of approximately $120.5 million, consisting of 200,000 shares of Citadel Communications' common stock valued at $50.375 per share, based on the closing share price of the common stock on December 2, 1999, and approximately $110.4 million in cash. However, if the value of the common stock at the time of closing, based on the 20-day average closing sale price per share prior to closing, is less than $45.3375 (90% of the value on December 2, 1999), then no common stock will be issued and the purchase price will be paid entirely in cash (the unaudited pro forma financial information assumes payment of the purchase price in all cash), and (B) pending sale of WSGW-AM, WGER-FM and WTCF-FM in Saginaw/Bay City/Midland, Michigan for the sale price of approximately $16.2 million (collectively, the "Michigan Transactions"), and

         o the pending acquisition of WKDF-FM and WGFX-FM in Nashville, Tennessee, WIVK-FM, WNOX-AM, WNOX-FM and WSMJ-FM in Knoxville, Tennessee, and WZRR-FM, WYSF-FM, WJOX-AM and WAPI-AM in Birmingham, Alabama as well as the right to operate WOKI-FM in Knoxville under a long-term local marketing agreement for the aggregate purchase price of approximately $300.0 million in cash, subject to various adjustments specified in the acquisition agreement (the "Dick Acquisition").

         The unaudited pro forma condensed consolidated financial statements are based on Citadel Broadcasting's historical consolidated financial statements, the financial statements of those entities acquired, or from which assets were acquired, in connection with the Completed Transactions, and the financial statements of those entities from which assets will be acquired in connection with the Pending Transactions.

         In the opinion of management, all adjustments necessary to fairly present this pro forma information have been made. The interest rate applied to borrowings under, and repayments of, Citadel Broadcasting's credit facility in the pro forma consolidated statements of operations was 7.8%, which represents the interest rate in effect under the then existing credit facility as of January 1, 1999. Pro forma financial information has been adjusted to reflect the following, when applicable:

         o Prior to the acquisition dates, Citadel Broadcasting operated some of the acquired stations under a joint sales agreement ("JSA") or local marketing agreement ("LMA"). Citadel Broadcasting receives or pays fees for such services accordingly. Net revenue and station operating expenses for stations operated under JSAs are included to reflect ownership of the stations as of January 1, 1999. Net revenue and station operating expenses for stations operated under LMAs are included in Citadel Broadcasting's historical consolidated financial statements. For those stations operated under JSAs and LMAs and subsequently acquired, associated fees and redundant expenses were eliminated and estimated occupancy costs were included to adjust the results of the operations to reflect ownership of the stations as of January 1, 1999.

         o Elimination of revenue and operating expenses from the entities acquired, or from which assets were acquired, in connection with the Completed Transactions, and the entities from which assets will be acquired in connection with the Pending Transactions, which would not have been incurred if the acquisition had occurred on January 1, 1999. The eliminated items were deemed redundant and therefore are not reflected as of January 1, 1999.

         Depreciation and amortization for the acquisitions are based upon preliminary allocations of the purchase price to property and equipment and intangible assets. Actual depreciation and amortization may differ depending on the final allocation of the purchase price. However, management does not believe these differences will be material.

         For pro forma purposes, Citadel Broadcasting's balance sheet as of March 31, 2000 has been adjusted to give effect to the following transactions as if each had occurred on March 31, 2000 (collectively, the "Recent 2000 Transactions"):

         (1)      the WORC Acquisition,

         (2)      the BPH Transactions,

         (3)      the WWFX Acquisition,

         (4)      the Bloomington Acquisition, and

         (5)      the Pending Transactions.

         The unaudited pro forma information is presented for illustrative purposes only and does not indicate the operating results or financial position that would have occurred if the transactions described above had been completed on the dates indicated, nor is it indicative of future operating results or financial position if the Pending Transactions described above are completed. Citadel Broadcasting cannot predict whether the completion of the Pending Transactions will conform to the assumptions used in the preparation of the unaudited pro forma condensed consolidated financial statements. Additionally, completion of each of the Pending Transactions is subject to certain conditions. Although Citadel Broadcasting believes these closing conditions are generally customary for transactions of this type, there can be no assurance that such conditions will be satisfied.

         The initial grant from the FCC for the WWFX Acquisition has not yet become a final order. Until an order becomes final, third parties may file a request for reconsideration or judicial review or the FCC may reconsider the grant on its own motion. Such action could expose Citadel Broadcasting to a modification or set aside of the initial approval. There can be no assurance that a modification or set aside will not occur.

         The total cash required to fund the acquisitions that are included in the Pending Transactions is expected to be approximately $420.5 million. The remaining borrowing capacity under Citadel Broadcasting's committed credit facility, together with working capital funds and the approximately $16.2 million of funds from the anticipated sale of three radio stations will not be sufficient to fund such pending acquisitions. Citadel Broadcasting expects that additional funds of approximately $180.0 million will be required to complete these transactions.

         Citadel Broadcasting's credit facility allows Citadel Broadcasting to request up to $300.0 million in additional term loans, which may be made at the sole discretion of the lenders. In addition, Citadel Broadcasting may need to obtain an amendment to, or a waiver under, its credit facility for certain financial ratios due to the additional indebtedness. Citadel Broadcasting believes that the lenders under the credit facility will provide the additional term loans to complete the Pending Transactions and will waive or amend the credit facility with respect to certain financial ratios. However, there can be no assurance that this will be the case. In addition, Citadel Communications or Citadel Broadcasting may consider other financing alternatives, such as selling additional equity or debt securities. Again, there can be no assurance that Citadel Communications or Citadel Broadcasting could obtain such financing on favorable terms or at all. The unaudited pro forma financial information assumes that the lenders under the credit facility provide the additional term loans to complete the Pending Transactions and that they waive or amend the credit facility with respect to certain financial ratios.

                          CITADEL BROADCASTING COMPANY
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2000
                             (DOLLARS IN THOUSANDS)

                                                                                CITADEL
                                                                              BROADCASTING        ADJUSTMENTS
                                        ACTUAL            ADJUSTMENTS         AS ADJUSTED             FOR              PRO FORMA
                                        CITADEL         FOR RECENT 2000     FOR RECENT 2000       THE PENDING           CITADEL
                                      BROADCASTING      TRANSACTIONS (1)      TRANSACTIONS      TRANSACTIONS (2)      BROADCASTING
                                     --------------     ----------------      ------------      ----------------     --------------
ASSETS
   Cash and cash equivalents          $ 212,187           $ (191,126)         $   21,061           $   (4,320)         $   16,741
   Accounts and notes
     receivable, net                     45,255                5,207              50,462                   --              50,462
   Prepaid expenses                       4,090                   89               4,179                   --               4,179
   Net assets of
     discontinued operations              2,861                   --               2,861                   --               2,861
                                      ---------           ----------          ----------           ----------          ----------
       Total current assets             264,393             (185,830)             78,563               (4,320)             74,243

   Property and equipment,
     net                                 68,521               21,050              89,571               17,127             106,698
   Intangible assets, net               556,140              394,457             950,597              387,193           1,337,790
   Restricted cash                       30,055              (30,055)                 --                   --                  --
   Other assets                           8,201                  618               8,819                   --               8,819
                                      ---------           ----------          ----------           ----------          ----------

   TOTAL ASSETS                       $ 927,310           $  200,240          $1,127,550           $  400,000          $1,527,550
                                      =========           ==========          ==========           ==========          ==========

LIABILITIES AND
  SHAREHOLDERS' EQUITY
     Accounts payable and
       accrued liabilities            $  17,465           $    3,390          $   20,855           $       --          $   20,855
     Current maturities of
       other long-term
       obligations                          834                   --                 834                   --                 834
                                      ---------           ----------          ----------           ----------          ----------
        Total current liabilities        18,299                3,390              21,689                   --              21,689

     Notes payable, less
       current maturities               120,000              160,000             280,000              400,000             680,000
     Senior subordinated
       notes                            210,620                   --             210,620                   --             210,620
     Other long-term
       obligations, less
       current maturities                 2,311                   --               2,311                   --               2,311
     Deferred tax liability              44,794               36,850              81,644                   --              81,644
     Exchangeable preferred
       stock                             88,382                   --              88,382                   --              88,382
     Common stock and
       additional paid-in
       capital                          516,695                   --             516,695                   --             516,695
     Deferred compensation              (23,716)                  --             (23,716)                  --             (23,716)
     Accumulated deficit/
       retained earnings                (50,075)                  --             (50,075)                  --             (50,075)
                                      ---------           ----------          ----------           ----------          ----------
TOTAL LIABILITIES AND                 $ 927,310           $  200,240          $1,127,550           $  400,000          $1,527,550
   SHAREHOLDERS' EQUITY               =========           ==========          ==========           ==========          ==========

(1) Represents the net effect of the WORC Acquisition, the BPH Transactions, the WWFX Acquisition and the Bloomington Acquisition, as if each transaction had taken place on March 31, 2000.

(2) Represents the net effect of the Pending Transactions as if each transaction had taken place on March 31, 2000.

                          CITADEL BROADCASTING COMPANY
             UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF
              OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2000
                             (DOLLARS IN THOUSANDS)

                                                                           CITADEL
                                                                         BROADCASTING        ADJUSTMENTS
                                   ACTUAL         ADJUSTMENTS            AS ADJUSTED             FOR              PRO FORMA
                                  CITADEL        FOR COMPLETED          FOR COMPLETED        THE PENDING           CITADEL
                                BROADCASTING    TRANSACTIONS (1)         TRANSACTIONS      TRANSACTIONS (2)      BROADCASTING
                               --------------   ----------------         ------------      ----------------     --------------
Net revenue                      $   46,137        $  17,802                $  63,939            $ 10,263           $  74,202
Station operating expenses           32,831           13,150                   45,981               7,874              53,855
Depreciation and
   amortization                      12,605            7,312                   19,917               6,779              26,696
Corporate general and
   administrative                     5,235               --                    5,235                  --               5,235
                                 ----------        ---------                ---------            --------           ---------

Operating expenses                   50,671           20,462                   71,133              14,653              85,786
                                 ----------        ---------                ---------            --------           ---------

Operating income (loss)              (4,534)          (2,660)                  (7,194)             (4,390)            (11,584)
Interest expense                      8,747            5,127                   13,874               7,811              21,685
Other (income) expense, net          (2,058)              --                   (2,058)                (75)             (2,133)
                                 ----------        ---------                ---------            --------           ---------
Income (loss) from continuing
   operations before
   income taxes                     (11,223)          (7,787)                 (19,010)            (12,126)           (31,136)
Income taxes (benefit)                 (735)            (614)                  (1,349)                 --             (1,349)
Net income (loss) from
   continuing operations            (10,488)          (7,173)                 (17,661)            (12,126)           (29,787)
Net (loss) from discontinued
   operations, net of tax              (564)              --                     (564)                 --               (564)
Net income                          (11,052)          (7,173)                 (18,225)            (12,126)           (30,351)
Dividend requirement for
   exchangeable preferred
   stock                             (2,965)              --                   (2,965)                 --             (2,965)
                                 ----------        ---------                ---------            --------           ---------
Income (loss) applicable
   to common shares              $  (14,017)       $  (7,173)               $ (21,190)           $(12,126)          $ (33,316)
                                 ==========        =========                =========            ========           =========


(1) Represents the net effect of the Completed Transactions that were consummated after January 1, 2000 as if each transaction had taken place on January 1, 1999. Dollars in the table below are shown in thousands.



                                     BLOOMINGTON               WWFX                  BPH
                                     ACQUISITION           ACQUISITION           TRANSACTIONS
                                     -----------           -----------           ------------

Net revenue                            $  6,768              $  485                $  9,375
Station operating expenses                5,091                 255                   6,972
Depreciation and
   amortization                           3,510                 219                   3,240
Corporate general and
   administrative                            --                  --                      --
                                       --------              ------                --------
Operating expenses                        8,601                 474                  10,212
                                       --------              ------                --------
Operating income (loss)                  (1,833)                 11                    (837)
Interest expense                          3,434                 249                   3,189
Other (income) expenses, net                 --                  --                      --
                                       --------              ------                --------
Income (loss) from continuing
   operations before income
   taxes                                 (5,267)               (238)                 (4,026)
Income taxes (benefit)                     (614)                 --                      --
                                       --------              ------                --------
Net income (loss) from
   continuing operations               $ (4,653)             $ (238)               $ (4,026)
                                       ========              ======                ========


                                                            WORC AND           ADJUSTMENTS
                                        LAFAYETTE             WXLO               FOR THE         THE COMPLETED
                                       ACQUISITION         ACQUISITION        2000 OFFERING       TRANSACTIONS
                                       -----------         -----------        -------------       ------------
  Net revenue                            $  688               $  486              $    --             $17,802
  Station operating expenses                464                  368                   --              13,150
  Depreciation and amortization             158                  185                   --               7,312
  Corporate general and
     administrative                          --                   --                   --                  --
                                       --------             --------           ----------           ---------
  Operating expenses                        622                  553                   --              20,462
                                       --------             --------           ----------           ---------
  Operating income (loss)                    66                  (67)                  --              (2,660)
  Interest expense                          166                  178               (2,089)              5,127
  Other (income) expenses, net               --                   --                   --                  --
                                       --------             --------           ----------           ---------
  Income (loss) from continuing
     operations before income
     taxes                                 (100)                (245)               2,089              (7,787)
  Income tax (benefit)                       --                   --                   --                (614)
                                       --------             --------           ----------           ---------
  Net income (loss) from continuing
     operations                            (100)                (245)               2,089              (7,173)
                                       ========             ========           ==========           =========

(2) Represents the net effect of the Pending Transactions as if each transaction had taken place on January 1, 1999.
         Dollars in the table below are shown in thousands.


                                                   MICHIGAN          DICK           PENDING
                                                 TRANSACTIONS     ACQUISITION     TRANSACTIONS
Net revenue                                       $  3,221         $  7,042         $  10,263
Station operating expenses                           1,840            6,034             7,874
Depreciation and amortization                        1,743            5,036             6,779
                                                  --------         --------         ---------
Operating expenses                                   3,583           11,070            14,653
                                                  --------         --------         ---------
Operating income (loss)                               (362)          (4,028)           (4,390)
Interest expense                                     1,953            5,858             7,811
Other (income) expenses, net                            --              (75)              (75)
                                                  --------         --------         ---------
Income (loss) from continuing
   operations before income taxes                   (2,315)          (9,811)          (12,126)
Income tax (benefit)                                    --               --                --
                                                  --------         --------         ---------
Net income (loss) from continuing
   operations                                     $ (2,315)        $ (9,811)        $ (12,126)
                                                  ========         =========        =========

                          CITADEL BROADCASTING COMPANY
             UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF
                 OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1999
                             (DOLLARS IN THOUSANDS)

                                                                             CITADEL
                                                                           BROADCASTING          ADJUSTMENTS
                                ACTUAL            ADJUSTMENTS              AS ADJUSTED               FOR               PRO FORMA
                                CITADEL          FOR COMPLETED            FOR COMPLETED          THE PENDING            CITADEL
                              BROADCASTING      TRANSACTIONS (1)           TRANSACTIONS        TRANSACTIONS (2)       BROADCASTING
                             --------------     ----------------           ------------        ----------------      --------------
Net revenue                     $ 178,495            $ 98,716                 $277,211               $ 49,553            $326,764
Station operating expenses        115,312              65,112                  180,424                 34,458             214,882
Depreciation and
   amortization                    35,749              42,433                   78,182                 27,032             105,214
Corporate general and
   administrative                   7,010                (131)                   6,879                     --               6,879
Non-cash deferred
   compensation                     1,727                  --                    1,727                     --               1,727
                                ---------            --------                 --------               --------            --------

Operating expenses                159,798             107,414                  267,212                 61,490             328,702
                                ---------            --------                 --------               --------            --------
Operating income (loss)            18,697              (8,698)                   9,999                (11,937)             (1,938)
Interest expense                   25,385              16,801                   42,186                 31,240              73,426
Other (income) expense, net          (388)             (9,638)                 (10,026)                 1,232              (8,794)
                                ---------            --------                 --------               --------            --------
Income (loss) from
   continuing operations
   before income taxes             (6,300)            (15,861)                 (22,161)               (44,409)            (66,570)
Income tax (benefit)               (1,647)             (3,307)                  (4,954)                    --              (4,954)
Net income (loss) from
   continuing operations           (4,653)            (12,554)                 (17,207)               (44,409)            (61,616)
Net (loss) from
   discontinued
   operations, net of tax          (4,275)                 --                   (4,275)                    --              (4,275)
Net income                         (8,928)            (12,554)                 (21,482)               (44,409)            (65,891)
Dividend requirement for
   exchangeable preferred
   stock                          (14,103)              3,324                  (10,779)                   --              (10,779)
                                ---------            --------                 --------               --------            --------
Income (loss) applicable
   to common shares             $ (23,031)             (9,230)                 (32,261)               (44,409)            (76,670)
                                =========            ========                 ========               ========            ========



(1) Represents the net effect of the Completed Transactions as if each transaction had taken place on January 1, 1999. Dollars in the table below are shown in thousands.

                                                                                                   PORTSMOUTH/         CHARLESTON/
                                                                                                     DOVER/            BINGHAMTON/
                                                                               OKLAHOMA            ROCHESTER/            MUNCIE/
                                    BLOOMINGTON              BPH                 CITY               PORTLAND              KOKOMO
                                    ACQUISITION         TRANSACTIONS          ACQUISITION          ACQUISITION         ACQUISITION
                                    -----------         ------------          -----------          -----------         -----------
Net Revenue                            $ 28,304              $ 42,061         $ 9,736              $ 10,642              $ 9,543
Station operating expenses               19,354                28,997           6,402                 6,021                6,711
Depreciation and amortization            14,041                12,961           4,298                 3,628                2,685
Corporate general and
   administrative                            --                    --              --                    --                   --
                                       --------              --------         -------              --------              -------
Operating expenses                       33,395                41,958          10,700                 9,649                9,396
                                       --------              --------         -------              --------              -------

Operating income (loss)                  (5,091)                  103            (964)                  993                  147
Interest expense                         13,738                12,757           4,282                 2,994                2,343
Other (income) expenses, net                 --                    --              --                    --                   --
                                       --------              --------         -------              --------              -------

Income (loss) from continuing
   operations before income
   taxes                                (18,829)              (12,654)         (5,246)               (2,001)              (2,196)
Income tax (benefit)                     (2,457)                   --              --                  (724)                  --
Net income (loss) from
   continuing operations                (16,372)              (12,654)         (5,246)               (1,277)              (2,196)
Net (loss) from discontinued
   operations, net of tax                    --                    --              --                    --                   --
Net income (loss)                       (16,372)              (12,654)         (5,246)               (1,277)              (2,196)
Dividend requirement for
   exchangeable preferred
   stock                                     --                    --              --                    --                   --
                                       --------              --------         -------              --------              -------
Income (loss) applicable to
   common shares                        (16,372)              (12,654)        $(5,246)               (1,277)             $(2,196)
                                       ========              ========         =======              ========              =======


                                                                          CARLISLE
                                                                        ACQUISITION,
                                                                           CAPSTAR
                                                                        TRANSACTI0NS,
                                                                      KOOJ ACQUISITION
                                                                      WXL0 ACQUISITION,         ADJUSTMENTS
                                                                          LAFAYETTE               FOR THE
                                                                        ACQUISITION,           1999 OFFERING,
                                                                      WORC ACQUISITION,        THE PREFERRED
                                BATON ROUGE/       SAGINAW/         WWFX ACQUISITION AND         REDEMPTION
                                  LAFAYETTE        BAY CITY               MARATHON                AND THE           THE COMPLETED
                                 ACQUISITION      ACQUISITION            DISPOSITION           2000 OFFERING         TRANSACTIONS
                                 -----------      -----------            -----------           -------------         ------------
Net Revenue                         $1,371           $ 526                  $(3,467)              $     --              $  98,716
Station operating expenses           1,275             486                   (4,134)                    --                 65,112
Depreciation and
    amortization                       628             202                    3,990                     --                 42,433
Corporate general and
    administrative                      --              --                     (131)                    --                   (131)
                                    ------           -----                  -------               --------              ---------
Operating expenses                   1,903             688                     (275)                    --                107,414
                                    ------           -----                  -------               --------              ---------
Operating income (loss)               (532)           (162)                  (3,192)                    --                 (8,698)
Interest expense                        --              --                    2,395                (21,708)                16,801
Other (income) expenses,
    net                                 --              --                   (9,638)                    --                 (9,638)
                                    ------           -----                  -------               --------              ---------
Income (loss) from
    continuing operations
    before income taxes               (532)           (162)                   4,051                 21,708                (15,861)
Income tax (benefit)                  (126)             --                       --                     --                 (3,307)
Net income (loss) from
    continuing operations             (406)           (162)                   4,051                 21,708                (12,554)
Net (loss) from discontinued
    operations, net of tax              --              --                       --                     --                     --
Net income (loss)                     (406)           (162)                   4,051                 21,708                (12,554)
Dividend requirement for
    exchangeable preferred
    stock                               --              --                       --                  3,324                  3,324
                                    ------           -----                  -------               --------              ---------
Income (loss) applicable
    to common shares                $ (406)          $(162)                   4,051               $ 25,032                 (9,230)
                                    ======           =====                  =======               ========              =========


(2) Represents the net effect of the Pending Transactions as if each transaction had taken place on January 1, 1999. Dollars in the table below are shown in thousands.


                                              MICHIGAN                  DICK                   PENDING
                                            TRANSACTIONS             ACQUISITION            TRANSACTIONS
                                            ------------             -----------            ------------

Net Revenue                                    $15,264                 $ 34,289                 $ 49,553
Station operating expenses                       8,071                   26,387                   34,458
Depreciation and amortization                    6,889                   20,143                   27,032
                                               -------                 --------                 --------
     Operating expenses                         14,960                   46,530                   61,490
                                               -------                 --------                 --------
Operating income (loss)                            304                  (12,241)                 (11,937)
Interest expense                                 7,810                   23,430                   31,240
Other (income) expense, net                         --                    1,232                    1,232
                                               -------                 --------                 --------
Income (loss) from continuing
     operations before income taxes             (7,506)                 (36,903)                 (44,409)
Income tax (benefit)                                --                       --                       --
                                               -------                 --------                 --------
Net income (loss) from continuing
     operations                                $(7,506)                $(36,903)                $(44,409)
                                               =======                 ========                 ========


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        CITADEL BROADCASTING COMPANY


Date: July 13, 2000                     By: /s/ Lawrence R. Wilson
      -------------                        -------------------------------
                                           Lawrence R. Wilson
                                           Chairman and Chief Executive Officer

                                  EXHIBIT INDEX

2.1 Stock Purchase Agreement dated January 23, 2000 by and among Bloomington Broadcasting Holdings, Inc., the stockholders of Bloomington Broadcasting Holdings, Inc. and Citadel Broadcasting Company (incorporated by reference to Exhibit 2.7 to Citadel Communications Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1999).

23.1     Consent of Dunbar, Breitweiser & Company, LLP.